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LETTER FROM RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS
MCLEAN, VA

April 5, 2005

Securities and Exchange Commission
Washington, DC 20549

Re: Commerce Development Corporation, Ltd.
File No. 333-104647

Dear Sir or Madam:

        We have read Item 4.01 of the Form 8-K of Commerce Development Corporation, Ltd. (SEC File No. 333-104647) dated April 4, 2005 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP , contained therein.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants